                                                                    EXHIBIT 10.5
NATIONSBANK, N.A.

                                 LOAN AGREEMENT
                                 --------------

     This Loan Agreement (the "Agreement") dated as of November 14, 1997, by and
                                                                --
between NationsBank, N.A., a national banking association ("Bank") and the Borrower described below:

     In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

     1.  DEFINITIONS AND REFERENCE TERMS.  In addition to any other terms
         -------------------------------
defined herein, the following terms shall have the meaning set forth with respect thereto:

         A.   BORROWER:  Integral Systems, Inc. a Maryland Corporation

         B.   BORROWER'S ADDRESS:
              5000 Philadelphia Way
              Suite A
              Lanham, Maryland 20706-4417

         C. CURRENT ASSETS. Current Assets means the aggregate amount of all of its assets which would, in accordance with GAAP, properly be defined as current assets, but excluding the following items: loans and advances to or receivable due from employees, directors or officers of the Borrower or members of their immediate family.

         D. CURRENT LIABILITIES. Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

         E. HAZARDOUS MATERIALS. Hazardous Materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

         F. LOAN(S). Loan(s) means collectively any and all loans heretofore or hereafter made by Bank to the Borrower.

         G. LOAN DOCUMENTS. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

         H. TANGIBLE NET WORTH. Tangible Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP, less accounts receivable from affiliates, any surplus resulting from any write up of assets; goodwill, patents, trademarks, services marks, trade names and copyrights; other intangible assets; leasehold improvements; investments in non-marketable securities or affiliated companies; capitalized development costs; and capitalized expenses.

         I. BILLED ACCOUNTS RECEIVABLE. Billed Accounts Receivable means those accounts in which an invoice has been generated and remitted to customer for payment.

         J. UNBILLED ACCOUNTS RECEIVABLE. Unbilled Accounts Receivable means those accounts arising out of work actually performed by Borrower which (i) are eligible to be billed in accordance with the applicable contract within thirty
(30) days (with no additional performance required by any person, and no condition to payment by the account debtor, other than receipt of an appropriate invoice).

         K. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

    2.   LOANS.
         -----

         A. LOAN. Bank hereby agrees to make (or has made) a loan or loans to Borrower in the aggregate principal amount of $3,000,000.00. The obligation to repay the loan is evidenced by a promissory note or notes dated November 14,
                                                                         --
1997 (the promissory note or notes together with any other promissory notes heretofore or hereafter executed by Borrower in favor of Bank and any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note.

         B. CREDIT FEATURE. The Loan provides for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds.

         C.   LETTER OF CREDIT SUBFEATURE.  As a subfeature under the Line,
Bank may from time to time up to and including February 28, 1999, issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $1,500,000.00. Each Letter of Credit shall be issued for a term not to exceed 365 days, provided, that no Letter of Credit shall have an expiration date subsequent to February 28, 1999, unless the letter of credit is secured by the Borrower's cash. The undrawn amount of all Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which the Bank has not been reimbursed shall be reserved under the Line and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit Borrower's deposit account with Bank for the amount of such draft.

         D. GUARANTORS. This loan shall be unconditionally and fully guaranteed by Integral Marketing, Inc. and Intersys, Inc. whose obligations to the Bank shall be joint and several with Borrower and all other guarantors, if any, and shall be on such other written terms as are acceptable to the Bank.

         E. ADVANCES. Whenever the Borrower desires that the Bank make an advance under the Line, the Borrower shall provide a notice to the Bank setting forth the (a) the date, which shall be a Business Day, on which such advance shall be made; (b) the total principal amount of the advance (the "Standard Notice"). If Standard Notice is provided, no later than 12:00 noon, Richmond time, on the date specified in such Standard Notice, the Bank will make available the requested funds by depositing such proceeds in the Borrower's account No. 0008503024 maintained at the Bank's office. All advances must be in minimum amounts of $25,000.00.

         F. BORROWING BASE. The Line is subject to the Borrowing Base Agreement attached hereto as Exhibit "A" and by reference made a part hereof.

         G. FEES. The Borrower agrees to pay an administration fee of $7,500.00 per annum payable in quarterly installments. Letters of credit issued under this commitment shall be fixed at a fee of 1.5% per annum.

         H. INTEREST RATE. The Eurodollar Rate, plus 1.90 percent, per annum. The "Eurodollar Rate" is a fluctuating rate of interest equal to the one month
                                                                     ---
rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month London
                                                               ---
interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean the fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if
                              ---
necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in Dollars at
    ---
approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Bank's sole discretion, for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates."

    3.   REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and
         ------------------------------
warrants to Bank as follows:

         A. GOOD STANDING. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Maryland and all other states in which the company operates and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

         B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

         C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

         D. LITIGATION. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

         E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

         F. OWNERSHIP OF ASSETS. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

         G. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

         H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since June 30, 1997. To the best of Borrower's knowledge, all factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

         I. PLACE OF BUSINESS. Borrower's chief executive office is located at

              5000 Philadelphia Way
              Suite A
              Lanham, Maryland, 20706-4417

         J.   ENVIRONMENTAL MATTERS.  Environmental Law Compliance.  The
                                      ----------------------------
conduct of Borrower's business operations do not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials and Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

         K. CONTINUATION OF REPRESENTATION AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan.

    4.   AFFIRMATIVE COVENANTS.  Until full payment and performance of all
         ---------------------
obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

         A. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

    (i). Maintain Tangible Net Worth defined as Net Worth minus Software Development Costs of not less than S4,000,000.00 on the last day of each calendar quarter.

    (ii). Maintain a ratio of Total Liabilities to Tangible Net Worth of not more than 2.0 to 1.0 on the last day of each calendar quarter.

         B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

    (i). Furnish to Bank AUDITED financial statements of Borrower for each fiscal year of Borrower, within 120 days after the close of each such fiscal year.

    (ii). Furnish to Bank SELF PREPARED financial statements attested by an officer of the Borrower (including a balance sheet and profit and loss statement) for each quarter end of each fiscal year of Borrower, within 60 days after the close of each such period.

    (iii). Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

    (iv). Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower as Bank may reasonably request, from time to time, including but not limited to:

    A Borrowing Base Certificate within 20 days of each calendar month end, executed by an officer of the Borrower, in form and content acceptable to the Bank, certifying the value of the eligible accounts receivable of the Borrower (exhibit `A') and an accounts receivable aging. The Borrowing Base Certificate shall certify value at no earlier than the end of the previous month and when provided at an interim period shall be no more than 30 days prior to such disbursement and shall certify that the principal amount outstanding under Loan does not and will not exceed the Borrowing Base hereafter required. This requirement shall be waived until the Borrower advances under the line of credit or issues a letter of credit.

    A current backlog status report in a form satisfactory to the Bank certified by an officer of the Borrower within 60 days of each fiscal year end.

         C. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank, and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

         D. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

         E.   ADVERSE CONDITIONS OR EVENTS.  Promptly advise Bank in writing of
(i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations, the Collateral, or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $25,000.00.

         F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

         G. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

         H. NOTIFICATION OF ENVIRONMENTAL CLAIMS. Borrower shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations.

    5.   NEGATIVE COVENANTS.  Until full payment and performance of all
         ------------------
obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

         A. ASSUMPTIONS AND GUARANTEES. Assume, guarantee, endorse, lease, or otherwise become liable on the obligations of any person, firm, or corporation, except by endorsement, for the purpose of discount or collection, of notes or other instruments received by the Borrower from customers in the ordinary course of its business.

         B. LEASE EXPENDITURES. Incur new obligations for the lease or hire of real or personal property requiring payments in any fiscal year other than in the ordinary course of business.

         C. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or from or acquire any subsidiary.

         D. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

         E. ADVANCES. Make any advance to any individual, partnership, corporation or other entity, except in the ordinary course of business in excess of $200,000.00. This includes any insider, subsidiary or affiliates.

         F. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

         G. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

         H. CAPITAL STOCK. Stockholders shall not decrease their ownership percentage and voting control in the Company and shall not pledge, assign, encumber or cause to be pledged any such ownership or voting control, nor repurchase, redeem or retire any of its capital stock without the prior consent of the Bank, which consent shall not be unreasonably withheld.

         I. OWNERSHIP. Change the current management or ownership of the Borrower without prior consent from the Bank.

    6. SECURITY DOCUMENTATION. On or before the Closing Date the Bank shall have received:

         (a) duly executed and delivered copies of the guarantees, security agreement, note and all other required documents.

         (b) evidence satisfactory to the Bank of the completion of all recordings, registrations and filings as may be necessary or in the opinion of the Bank, desirable to perfect or preserve the security interests created by the security agreement, including without limitation;

         (c) At the Bank's option, the Borrower agrees to assign all of its contracts with the United States Government or by any department or agency thereof (the "Contracts"). At its sole option, the Bank may exclude from this requirement Contracts of less than $100,000.00. Such an exclusion, if granted, will not release the Borrower from the requirement to provide such assignments as such time in the future as the Bank desires.

         (d) Copies of proper financing statements on Form UCC-1 duly filed in all jurisdictions as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests created by the security agreement.

    7.   DEFAULT.  Borrower shall be in default under this Agreement and under
         -------
each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loans or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation.

    8.   REMEDIES UPON DEFAULT.  If an event of default shall occur Bank shall
         ---------------------
have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

    9.   NOTICES.  All notices, requests or demands which any party is required
         -------
or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         BORROWER:
         Integral Systems, Inc.
         5000 Philadelphia Way
         Suite A
         Lanham, Maryland 20706-4417

         BANK:
         NationsBank, N.A.
         8300 Greensboro Drive
         Suite 550
         McLean, Virginia 22102-3604
         Attn: Lindsey Rheaume

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

         A.   If sent by hand delivery, upon delivery;
         B.   If sent by mail, upon the earlier of the date of receipt or five
(5) days after deposit in the U.S. Mail, first class postage prepaid.

    10.  COSTS, EXPENSES AND ATTORNEY'S FEES.  Borrower shall pay to Bank
         -----------------------------------
immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the Terms of the Loan Documents.

    11.  CONDITIONS OF EACH ADVANCE/CONDITIONS ANTECEDENT.  Each time the
         ------------------------------------------------
Borrower requests an advance under the Revolving Line of Credit, the Borrower will provide a Borrowing Base Certificate, containing a list of the book value of the Borrower's eligible accounts receivable, unless the last Borrowing Base Certificate submitted is less than 30 days old, and the corresponding accounts receivable aging. Notwithstanding the maximum amount of the Loan, the total of advances outstanding under the Loan at any time shall not exceed an amount equal to 85% of the book value of Borrower's eligible accounts receivables plus the lesser of $350,000.00 or 50%, of eligible unbilled accounts receivable.

    12.  MISCELLANEOUS.  Borrower and Bank further covenant and agree as
         -------------
follows, without limiting any requirement of any other Loan Document:

         A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

         B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Virginia and applicable United States federal law.

         C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

         D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

         E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         F. INDEMNIFICATION. Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

         G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

    13.  ARBITRATION.  ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES
         -----------
HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         A.   SPECIAL RULES.  THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF
              -------------
THE BORROWER'S DOMICILE AT TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         B.   RESERVATION OF RIGHTS.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED
              ---------------------
TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO
(A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

    14.  NO ORAL AGREEMENT.  THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN
         ------------------  ----------------------------------------------
DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT
-----------------------------------------------------------------------
BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL
------------------------------------------------------------------------
AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
------------------------------------------------------------------------------
PARTIES.
--------

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.


BORROWER: INTEGRAL SYSTEMS, INC.               BANK: NATIONSBANK, N.A.



By: /s/ Elaine Parfitt      (Seal)             /s/ NationsBank, N.A.
   -------------------------                   ------------------------------
Elaine Parfitt                                 NationsBank, N.A.
Chief Financial Officer



If the Borrower is a corporation, the signature should be attested by the Secretary or Assistant Secretary of the corporation and the corporate seal affixed.

Attest: /s/ Robert P. Sadler (Seal)
       ---------------------
Name:  Robert P. Sadler
     -----------------------
Title:   Secretary
      ----------------------

                                   EXHIBIT A

                            BORROWING BASE AGREEMENT

     1.   Borrowing Base.  The aggregate principal amount of all amounts from
          --------------
time to time advanced pursuant to the terms of that promissory note dated November 14 , 1997 in the principal amount of $3,000,000.00 (the "Note") shall
         ---
not exceed the Maximum Amount.

     "Maximum Amount" shall mean the lesser of $3,000,000.00 or the Borrowing Base. The "Borrowing Base" at any time, shall be equal to 85% of Eligible Billed Accounts Receivable plus the lessor of $350,000.00 or 50% of Eligible Unbilled Accounts Receivable.

     As used herein, "Eligible Billed Accounts Receivable" shall mean all accounts receivable of Borrower which have been created and billed in the ordinary course of Borrower's business and upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever,

     As used herein, "Eligible Unbilled Accounts Receivable" shall mean all accounts receivable of Borrower arising out of work actually performed by Borrower which are eligible to be billed in accordance with the applicable contract within thirty (30) days of the "as of" date of the applicable Borrowing Base Certificate (with no additional performance required by any person, and no condition to payment by the account debtor, other than receipt of an appropriate invoice).

Eligible Billed Accounts Receivable and Eligible Unbilled Accounts Receivable shall not include:

     . Any accounts arising out of the sales that are not in the ordinary course of business of the Borrower;
     . Any accounts on terms other than those normal or customary in the business of the Borrower;
     . Any account which is more than 90 days past due;
     . Any account for which there exists a right of set off, defense or discount, except regular discounts allowed in the ordinary course of business to promote prompt payment and (for which no defense or counterclaim has been asserted);
     . Any account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by Borrower to Bank of the account receivable arising with respect thereto;
     . Any account arising from a "sale on approval," "sale or return,"
         "consignment," or subject to any other repurchase or return agreement; . Any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or subsidiary of Borrower;
     . Any account arising from sales of goods or services in which the performance of the Borrower has been bonded;
     . Commercial accounts for which more than 50% of the balance due has remained unpaid more than 90 days past invoice date;
     . Any account that are in default;
     . Any account, the liability for which has been disputed by the account debtor;
     . Any note receivable;
     . Any maintenance contract receivables; and . Any account on which the Bank is not or does not continue to be, in the
         Bank's sole discretion, satisfied with the credit standing of the Customer of Borrower in relation to the amount of credit extended.

     "Customers" shall mean the account debtors obligated on the Accounts Receivables.

     "Accounts Receivables" shall mean all of the Borrower's accounts, instruments, contract rights, chattel paper, document, and general intangibles arising from the sale of goods and/or the rendition of services by the Borrower in the ordinary course of business, and the proceeds thereof and all security and guaranties therefor, whether now existing or hereafter created, and all returned, reclaimed or repossessed goods, and all books and records pertaining to the foregoing.

     2.   Advances.  The amount of advances under the Note shall be determined
          --------
in the sole discretion of the Bank consistent with the value of the Eligible Accounts Receivable, taking into account all fluctuations of the value thereof in light of the Bank's experience and sound business principles. The Bank shall be under no obligation to make any advance to Borrower in excess of the limitations stated above.

     3.   Reporting.  In addition to any reporting requirements required under
          ---------
the Loan Agreement to which this Borrowing Base Addendum is attached, the Borrower will submit the following in form and substance satisfactory to Bank:

          Accounts Receivable Aging.  Not later than 20 days after and as of the
          -------------------------
     end of each month or any day thereafter, a listing of accounts receivable aged from date of invoice, including an explanation of all accounts over 90 days past invoice date and an analysis of all unbilled receivables. This requirement is only applicable if and when the Borrower advances on the line of credit or issues a letter of credit.

          Contract Backlog.  Not later than 60 days after and as of the end of
          ----------------
     each fiscal year, a current backlog status report which details all new contracts added during the period certified by an officer of the Borrower.

     4.   Lock Box Arrangement.  Bank and Borrower shall, upon request of Bank,
          --------------------
establish and maintain one or more special lock box or blocked accounts for the collection of the Accounts Receivables. Each such special account shall be with a bank satisfactory to the Bank (which may be an affiliate of the Bank) and shall be subject to the Bank's standard form agreement. The Borrow authorizes the Bank to receive and collect any amount or amounts due or to become due and to apply said monies to the repayment of the loan. Any checks or other remittances against Accounts Receivables which are received by the Borrower shall be held in trust for the Bank and turned over by the Borrower to the Bank or to a person designated by the Bank in the identical form received (except for any necessary endorsement) as speedily as possible. The Borrower specifically authorizes and directs the United State of America or any agency or department to make all payments due and to become due under the Contracts direct to the Bank.

     5.   Mandatory Payment.  In the event the aggregate principal outstanding
          -----------------
balance of advances under the Note exceed the Maximum Amount, Borrower shall immediately and without notice or demand of any kind, make such payments as shall be necessary to reduce the principal balance of the Note below the Maximum Amount.

     6.   Accounts Receivable Audit.  The Bank reserves the right to have a
          -------------------------
representative of its Asset Based Lending Division inspect the accounts receivable and the records associated therewith, and the notes of the Borrower from time to time to verify to the satisfaction of the Bank that the credit extended under the line does not exceed the Borrowing Base. All reasonable costs and such inspection shall be paid by the Borrower. An estimate of such cost will be provided prior to conducting the inspection. If, as a result of such inspection the Bank determined that the Borrowing Base has been exceeded, unless the principal balance outstanding under this Loan is reduced within two business days to an amount which is not greater than the Borrowing Base, the Bank shall have the right to demand payment of all indebtedness of the Borrower to the Bank, and the Bank shall have no obligation to make any further extensions of credit to the Borrower.

ATTEST:                                     BORROWER:  INTEGRAL SYSTEMS, INC.



By: /s/ Robert P. Sadler     (Seal)         By: /s/ Elaine M. Parfitt
   --------------------------                  ------------------------------
Title:  Secretary                           Elaine M. Parfitt
      -----------------------               Chief Financial Officer


                                            BANK: NATIONSBANK, N.A.




                                            /s/ NationsBank, N.A.
                                            ---------------------------------
                                            NationsBank, N.A.

                                  EXHIBIT A-1
                           BORROWING BASE CERTIFICATE

Status as of ______________, 19__.

In accordance with the terms of the Borrowing Base Agreement attached as Exhibit A to that Loan Agreement dated November ____, 1997, by and between Integral Systems, Inc. and NationsBank, N.A., we hereby represent and warrant as follows:

1.     Billed Eligible Accounts Receivable                                         $______________

2.     Less ineligible Billed Accounts Receivable                                  $______________

3.     Net Eligible Billed Accounts Receivable                                     $______________

4.     Billed Accounts Receivable Borrowing Base Available (line 3 x 85%)          $______________

5.     Unbilled Eligible Accounts Receivable                                       $______________

6.     Less ineligible Unbilled Accounts Receivable                                $______________

7.     Net Eligible Unbilled Accounts Receivable                                   $______________

8.     Unbilled Accounts Receivable Borrowing Base Available (line 7 x 50%)
       Must not exceed $350,000.00                                                 $______________

9.     Total Availability (Line 4 plus Line 8)                                     $______________

10.    Maximum loan amount                                                         $ 3,000,000.00

11.    Outstanding balance as of report date                                       $______________

12.    Available for further advances (lessor of line 9 or line 10 minus line 11)  $______________

NOTE: The Borrower hereby certifies to the validity of the accounts receivable shown and represents, warrants and guarantees that the accounts receivable listed on the attached schedule (incorporated herein and made a part thereof) is valid in all respects and represents money due for goods and/or services performed; that there are no disputes, offsets, defenses or counterclaims of any nature whatsoever against any of them; and that none of the said accounts has been sold or assigned to any other party.

Borrower:

Integral Systems, Inc.


By:___________________________________

Title:________________________________

Date:_________________________________

                                   EXHIBIT B

                             COMPLIANCE CERTIFICATE
                             ----------------------

     This Compliance Certificate is delivered pursuant to Section 4(B)(iv) of the Loan Agreement dated as of November____, 1997 (together with all amendments and modifications, if any, from time to time made thereto, the "Loan Agreement"), between Integral Systems, Inc. (the "Borrower") and NationsBank, N.A. Unless otherwise defined, terms used herein (including the attachments hereto) have the meanings provided in the Loan Agreement.

     The undersigned, being the duly elected, qualified and acting _____________ ____________ of the Borrower, on behalf of the Borrower and solely in his or her capacity as an officer of the Borrower, hereby certifies and warrants that:

     1. He or she is the of the Borrower and that, as such, he or she is authorized to execute this certificate on behalf of the Borrower.

     2.   As of ________________, 19____:

          (a) The Borrower was not in default of any of the provisions of the Loan Agreement during the period as to which this Compliance Certificate relates;

          (b) Borrower's Tangible Net Worth was $____________ as computed on Attachment 1 hereto;

          (c) Borrower's ratio of Total Liabilities to Tangible Net Worth was ____________ to 1.0 as computed on Attachment 1 hereto;



     IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ___________ day of ____________________, 19____.



                                      Integral Systems, Inc.



                                      By:_________________________________

                                      Title:______________________________

                                  ATTACHMENT 1
                                  ------------


Period ending
              ------------------------------

TANGIBLE NET WORTH:

1.   Stockholder Equity                                         $
                                                                 -------------
     (a)  less: loans to employees, stockholders,
          intangibles, software development
          costs, etc.                                           $
                                                                 -------------
Tangible Net Worth =                                            $
                                                                 -------------
Required Tangible Net Worth                                     $ 4,000,000.00
                                                                 -------------



RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH

     1.   Total Liabilities:                                    $
                                                                 -------------
     2.   Tangible Net Worth:                                   $
                                                                 -------------

Ratio:  Total liabilities to Tangible
        Net Worth (1/2) =         to 1.0.           Required Ratio:  2.0 to 1.0
                          -------

NationsBank, N. A.

                                Promissory Note

                                                              Customer 41-181157

Date  November, 1997  [  ] New 12  [x] Renewal Amount  $3,000,000.00
      --------------                                   -------------
Maturity Date  February 28, 1999
               -----------------

--------------------------------------------------------------------------------
 Bank:                         Borrower:
 NationsBank, N.A.
 Banking Center:                 Integral Systems, Inc.
                                 5000 Philadelphia Way, Ste. A
                                 Lanham, Maryland  20706-4417
  8300 Greensboro Drive
  McLean, Virginia 22102

  County: Fairfax                County: Prince George's
--------------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Three Million And 00/100 Dollars ($3,000,000.00), or so much
                    ------------------------         ---------------
thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

[THIS NOTE CONTAINS SOME PROVISIONS PRECEDED BY BOXES. IF A BOX IS MARKED, THE PROVISION APPLIES TO THIS TRANSACTION; IF IT IS NOT MARKED, THE PROVISION DOES NOT APPLY TO THIS TRANSACTION.]

1.   RATE.

Interest Rate.  The Rate shall be the Eurodollar Rate, plus 1.90 percent, per
-------------                                               ----
annum.  The "Eurodollar Rate" is a fluctuating rate of interest equal to the one
                                                                             ---
month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month
                                                                   ---
London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean the fluctuating rate of interest equal to the one month rate of interest (rounded
                                          ---
upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in Dollars
                 ---
at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates."

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Maryland; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ACCRUAL METHOD. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). If interest is not to be computed using this method, the method shall be: N/A.
                                                                        ----

3. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be: N/A. In the event any index is
                                      ---
discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

SINGLE PRINCIPAL PAYMENT. Principal shall be paid in full in a single payment on February 28, 1999. Interest thereon shall be paid monthly, commencing on
   -----------------                                  -------
November 30, 1997, and continuing on the last day of each successive month,
-----------------                        ----
quarter or other period (as applicable) thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

5.   REVOLVING FEATURE.

[X]  Borrower may borrow, repay and reborrow hereunder at any time, up to a
---
maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided, that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

  [ ] UNCOMMITTED FACILITY. Borrower acknowledges and agrees that, notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

  [ ] OUT-OF-DEBT PERIOD.  For a period of at least ____ consecutive days during
  [ ] each fiscal year, [ ] any consecutive 12-month period, Borrower shall fully pay down the balance of this Note, so that no amount of principal or interest and no other obligation under this Note remains outstanding.

6.   AUTOMATIC PAYMENT.

[X]  Borrower has elected to authorize Bank to effect payment of sums due under
---
this Note by means of debiting Borrower's account number 0008503024.  This
                                                         ----------
authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser, or guarantor hereof or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in the amount of 15% of the principal amount of this Note, or such greater amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. PREPAYMENTS. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion. No prepayment of any other loan shall be permitted without the prior written consent of Bank. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank any loss or expense which Bank may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a manifest error in computation.

9.   DELINQUENCY CHARGE.   To the extent permitted by law, a delinquency charge
may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

10. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party;
(c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/Guarantor of Borrower, as determined by Bank in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; (i) the entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Bank that it is insecure for any reason; (l) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor; or (m) the failure of Borrower's business to comply with any law or regulation controlling its operation.

11. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Bank is hereby authorized at any time to set off and charge against any deposit accounts of any Obligor, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

Borrower hereby authorizes any attorney designated by Bank or any clerk of any Court of Record in Maryland or elsewhere to appear for Borrower and confess judgment against Borrower without prior notice or hearing in favor of Bank for, and in the amount of, the outstanding principal balance, all accrued and unpaid interest thereon, all late charges, all costs of enforcement (including an attorney's fee equal to 15% of the unpaid balance of the principal amount), and all other costs or other amounts payable by Borrower to Bank. Borrower expressly waives summons and other process, consents to the immediate execution of the judgment and expressly waives the benefit of any homestead or other exemption laws.

12. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligor to Bank in any other respect at any other time.

13. APPLICABLE LAW, VENUE AND JURISDICTION. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of Maryland. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Maryland or the United States located within the State of Maryland and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

14. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. WAIVER OF JURY TRIAL. Obligors waive trial by jury in any action or proceeding to which Obligors and Bank may be parties, arising out of, in connection with or in any way pertaining to, this Note or the Loan Documents. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such action or proceedings, including claims against parties who are not parties to this Note. This waiver is knowingly, willingly and voluntarily made by Obligors.

16. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

17. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other Loan Document concerning this obligation, the Note shall control over any other document, and if the Note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

BORROWER REPRESENTS TO BANK THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES. BORROWER ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE, AND HEREBY EXECUTES THIS NOTE INTENDING TO CREATE AN INSTRUMENT EXECUTED UNDER SEAL.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS.

                                Corporate or Partnership Borrower

                                Integral Systems, Inc.
                                ----------------------

                                By: /s/ Elaine M. Parfitt                (Seal)
                                   --------------------------------------

                                Name:  Elaine M. Parfitt

                                Title:  Vice President/Chief Financial Officer

                                /s/ Robert P. Sadler
                                -----------------------------------------
                                Attest (if Applicable)

                                [Corporate Seal]

NATIONSBANK
NationsBank, N.A.                 CERTIFICATE OF
Maryland                       CORPORATE RESOLUTIONS

                                   Borrowing

Resolutions of the Board of Directors of:      Authorizing borrowing from:      Type of Company
------------------------------------------------------------------------------------------------------------
Name and Address of Company                    Name and Address of Bank
                                                                                Corporation
Integral Systems, Inc.                         NationsBank, N.A.
5000 Philadelphia Way, Ste. A                  8300 Greensboro Drive
Lanham, Maryland  20706-4417                   McLean, Virginia  22102

(hereinafter "Company")                        (hereinafter "Bank")
------------------------------------------------------------------------------------------------------------


I CERTIFY THAT I am the keeper of the records and minutes of meetings of the Board of Directors of Company, a corporation chartered under the laws of the State of Maryland, whose correct corporate name and address are stated above,
         --------
and that on Nov. 14th, 1997, a meeting of the Board of Directors of Company was
            ---------    --
held in accordance with law and the by-laws of Company, that a quorum of directors was present, or (if the date was not completed above pursuant to a written consent signed by all the members of the Board of Directors), the following resolutions were duly and legally passed and have not been revoked, altered or amended:

"RESOLVED, that Company is authorized to borrow from and to incur other obligations to Bank of every kind, without limit as to the amount and at such rates of interest and upon such other terms and conditions as Company and Bank shall agree to, including but not limited to the execution of applications for letters of credit, currency exchange contracts, and interest rate exchange agreements, which shall include all such acts, transactions or agreements undertaken by any officer of Company prior to the date of these Resolutions ("Obligations"), including any and all renewals, modifications or extensions of indebtedness owed by Company to Bank; and to secure the same by creation of liens, security interests, or other encumbrances on all or any real or personal property of Company; and in connection therewith to issue notes and other evidences of Obligations and to make and execute agreements with Bank securing or otherwise pertaining to Obligations, including security agreement, deeds of trust or mortgages, pledge agreements, assignments and any other agreement securing or pertaining to Obligations; to assign or discount to Bank commercial paper, chattel paper, rents, leases, accounts, and other assets of Company upon such terms and with such agreement as Bank and Company shall agree to; to make indorsements or guaranties in connection with all of the foregoing; and to renew and extend all of the foregoing; and that any 1 of the following persons are
                                              -
authorized to act in the name and behalf of Company in connection with any matters under this Resolution;

----------------------------------------------------------------------------------------------------------
                                   Names of People Authorized to Borrow
----------------------------------------------------------------------------------------------------------
Steven R. Chamberlain              Elaine M. Parfitt
----------------------------------------------------------------------------------------------------------
Thomas L. Gough                    Robert P. Sadler
----------------------------------------------------------------------------------------------------------
Steven K. Kowal                    Patrick R. Woods
----------------------------------------------------------------------------------------------------------

"RESOLVED, that Bank is authorized and directed, without limitation or inquiry, irrespective of the circumstances, to honor and carry out all orders, directions or instructions of the above named persons as to the disposition of any amounts borrowed or credit obtained on behalf of Company hereunder, and Bank shall be under no obligation or liability for the use or disposition of any amounts borrowed or credit obtained, and further that Company shall indemnify and hold harmless Bank from any claim, loss, cost, damage, liability or expense arising out of its acting on these Resolutions;"

"RESOLVED, that the authority herein given to all of said persons shall remain irrevocable as far as Bank is concerned until Bank is notified in writing of the revocation of such authority; and shall have acknowledged in writing receipt of such notification;"

"RESOLVED, that any such note or instrument, loan agreement, security agreement, deed of trust, promissory note, guaranty, certificate, assignment, instrument or document securing or pertaining to indebtedness to which the above-named persons are authorized to execute on behalf of the Company, may CONTAIN A CLAUSE PROVIDING FOR CONFESSION OF JUDGMENT OR ARBITRATION;"

I FURTHER CERTIFY THAT the signatures below are the signatures of the designated officers of Company and of the persons authorized to borrow money by the foregoing resolutions.

-------------------------------------------------------------------------------------------------------------
                                 Signatures/Titles of People Authorized to Borrow
-------------------------------------------------------------------------------------------------------------
Thomas L. Gough                                                    Title:  Vice President/Secretary/Treasurer
President                        Treasurer                         Robert P. Sadler
/s/ Thomas L. Gough                                                /s/ Robert P. Sadler
-------------------------------------------------------------------------------------------------------------
Steven K. Kowal                  Title:  Chm. Of the Board         Title:  ______________________________
Vice President                   Steven R. Chamberlain
/s/ Steven K. Kowal              (To be provided)
-------------------------------------------------------------------------------------------------------------
                                 Title:  Vice President/CFO        Title:  Vice President, NOAA Programs
Secretary                        Elaine M. Parfitt                 Patrick R. Woods
                                 /s/ Elaine M. Parfitt             /s/ Patrick R. Woods
-------------------------------------------------------------------------------------------------------------


*Complete "Title" as "Authorized Signer" if no other title.

Witness Whereof, I have hereunto set my hand as Secretary of Company, this l4th
                                                                           ----
day of November , 1997.
       ---------    --


                       /s/ Robert P. Sadler
                      -------------------------------------------
(CORPORATE SEAL)                      Secretary